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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 2, 1996 (except with respect to the matter discussed in Note 5 as to which the date is February 29, 1996), included in Cytogen Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.


                                                ARTHUR ANDERSEN LLP


Philadelphia, Pa.
   May 28, 1996